UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2021

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 1.01    Entry into a Material Definitive Agreement.

On November 27, 2021, Blueprint Medicines Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pavonis Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Lengo Therapeutics, Inc., a Delaware corporation (“Lengo”) and Fortis Advisors LLC, a Delaware limited liability company, as the representative of the Lengo Securityholders (as defined below). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Lengo, with Lengo continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”). The Boards of Directors of the Company, Lengo, and Merger Sub and the stockholders of Lengo have approved the Merger Agreement and the transactions contemplated thereby.

Subject to the terms and conditions of the Merger Agreement, the Company has agreed to pay upfront merger consideration of $250 million in cash (the “Upfront Merger Consideration”) to Lengo stockholders and optionholders (collectively, the “Lengo Securityholders”). The Merger Agreement also provides that the Company shall pay future contingent cash milestone payments of up to $215 million in the aggregate to the Lengo Securityholders upon the achievement of specified regulatory approval and sales milestones. The Upfront Merger Consideration is subject to customary net indebtedness, transaction expenses, and other adjustments, as set forth in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the parties, including, among others, covenants by Lengo with respect to its operations during the period between execution of the Merger Agreement and the closing of the Merger. The Merger Agreement also provides that approximately $25 million of the Upfront Merger Consideration will be placed into a third party escrow account (the “Indemnification Escrow”) to secure the Lengo Securityholders’ obligations to indemnify the Company for certain matters, including breaches of representations and warranties, covenants included in the Merger Agreement, payments made by the Company to dissenting stockholders, specified tax claims, excess parachute claims, purchase price adjustments, and other customary matters, subject to certain specified limitations, including, among other things, limitations on the period during which the Company may make certain claims for indemnification and limitations on the amounts for which the Lengo Securityholders may be liable.

The closing of the Merger is conditioned upon, among other things, the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 laws and other customary closing conditions. The Merger Agreement provides for limited termination rights, including, among others, by the mutual consent of the Company and Lengo, upon certain breaches of representations, warranties, covenants or agreements, and in the event the Merger has not been consummated before March 27, 2022, subject to the ability to extend under certain circumstances.

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed as an exhibit to the earlier of the Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission following the closing of the Merger and the Company’s next Annual Report on Form 10-K.

The foregoing description of the Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Lengo, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of these representations, warranties and covenants and should not rely thereon or on any description thereof as characterizations of the actual state of facts or condition of the Company, Lengo, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01  Regulation FD Disclosure.

On November 29, 2021 the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is furnished as Exhibit 99.1. On November 29, 2021, the Company held an investor presentation regarding the Merger and the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.2.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing of the consummation of the Merger. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the control of the Company, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the risk that the conditions to the Merger will not be satisfied and the Merger does not close. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021, on file with the Securities and Exchange Commission and the other reports that the Company periodically files with the Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and the Company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 29, 2021.

99.2	Investor Presentation, dated November 29, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: November 29, 2021	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer